                                                                      Exhibit 11



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated August 23, 2001, accompanying the consolidated financial statements included in the Annual Report of clickNsettle.com, Inc. and Subsidiaries on Form 10-KSB for the fiscal year ended June 30, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of clickNsettle.com, Inc. and Subsidiaries on Form S-8 (File No. 333-90285, effective November 4, 1999).




/s/ GRANT THORNTON LLP

Melville, New York
September 24, 2001